MONTHLY OPERATING REPORTS COMPARATIVE BALANCE SHEETS

	PETITION	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	DATE	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING
ASSETS	07/30/02					12/31/02	01/31/03	02/28/03	03/31/03	04/30/03	05/31/03
	(A)
CURRENT ASSETS
Cash	1,183,744					2,372,842	2,261,716	2,123,627	2,200,610	2,392,812	3,630,524
Accounts Receivable, Net (Sched. A)	7,281,816					6,078,022	6,177,675	6,238,394	6,246,857	6,204,280	5,453,082
Inventory, At Lower Of Cost Or Market	2,821,171					2,745,078	2,741,418	2,732,910	2,677,484	2,655,144	2,635,915
Prepaid Expenses	2,805,143					1,869,049	1,814,165	1,774,706	1,774,105	1,728,419	1,075,025
Collateral held by credit card processors	10,685,625					1,414,034	1,253,764	1,168,869	1,163,787	1,141,262	1,161,826

Total Current Assets	24,777,499					14,479,025	14,248,738	14,038,506	14,062,843	14,121,917	13,956,372

PROPERTY, PLANT & EQUIPMENT (Sched. B)	19,805,001					17,324,848	17,203,257	14,642,837	13,012,175	12,850,379	12,477,140
Less Accumulated Depreciation	12,184,735					10,781,206	10,749,191	9,084,418	8,105,481	8,038,360	7,922,765

Net Property	7,620,266					6,543,642	6,454,066	5,558,419	4,906,694	4,812,019	4,554,375

OTHER ASSETS (Describe)	0
Deferred debt issuance costs - warrants	686,638					686,638	686,638	686,638	686,638	686,638	686,638
Leased aircraft deposits	3,598,000					3,598,000	3,598,000	3,598,000	3,598,000	3,598,000	3,598,000
Security deposits	630,580					630,580	630,580	630,580	630,580	630,580	630,580
Other - Attachment 1	1,443,356					562,555	562,555	66,935	66,935	66,935	66,935
Total Other Assets	6,358,574					5,477,773	5,477,773	4,982,153	4,982,153	4,982,153	4,982,153

TOTAL ASSETS	38,756,339					26,500,440	26,180,577	24,579,078	23,951,690	23,916,089	23,492,900
[Note explanations on page 2]
I CERTIFY UNDER PENALTY OF PERJURY THAT THE FOLLOWING OPERATING REPORTS, CONSISTING OF ___ PAGES ARE TRUE AND CORRECT.
Date submitted________Signed________ Vivian C. Stewart, Controller Vivian C. Stewart, Controller

	PETITION	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	DATE	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING
LIABILITIES & STOCKHOLDERS' EQUITY	07/30/02					12/31/02	01/31/03	02/28/03	03/31/03	04/30/03	05/31/03
	(A)
LIABILITIES
Post Petition Liabilities (Sched. C)						827,692	847,668	866,701	922,383	1,004,567	877,107

Pre Petition Liabilities
Notes Payable - Secured	7,735,867					7,735,867	7,735,867	7,735,867	7,684,237	7,684,237	7,684,237
Priority Debt	23,194,906					14,411,535	13,998,088	13,897,320	13,860,689	13,845,330	13,841,885
Unsecured Debt	65,313,623					66,621,482	67,039,956	66,593,608	66,581,406	66,653,649	66,839,620
Other	0

Total Pre Petition Liabilities	96,244,396					88,768,883	88,773,911	88,226,795	88,126,332	88,183,217	88,365,742

Total Liabilities	96,244,396					89,596,575	89,621,579	89,093,496	89,048,715	89,187,784	89,242,849

STOCKHOLDERS' EQUITY
Preferred Stock	590					590	590	590	590	590	590
Common Stock	43,099					43,099	43,099	43,099	43,099	43,099	43,099
Paid-In Capital	105,517,030					105,517,030	105,517,030	105,517,030	105,517,030	105,517,030	105,517,030
Retained Earnings
Through Filing Date	(163,048,776)					(163,048,776)	(163,048,776)	(163,048,776)	(163,048,776)	(163,048,776)	(163,048,776)
Post Filing Date	0					(5,608,078)	(5,952,945)	(7,026,361)	(7,608,968)	(7,783,638)	(8,261,892)

Total Stockholders' Equity	(57,488,057)					(63,096,135)	(63,441,002)	(64,514,418)	(65,097,025)	(65,271,695)	(65,749,949)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	38,756,339					26,500,440	26,180,577	24,579,078	23,951,690	23,916,089	23,492,900

(A) 7/30/02 balances have been revised to replace estimates with actuals as they become known.

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	6 MONTH
	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	TOTAL
					12/31/02	01/31/03	02/28/03	03/31/03	04/30/03	05/31/03	05/31/03

GROSS SALES (INCOME)					5,333	3,063	3,989	2,440	43,225	20,267	78,317

COST OF GOODS SOLD
Materials							0	0	0	0	0
Labor - Direct							0	0	0	0	0
Manufacturing Overhead							0	0	0	0	0

Total Cost of Goods Sold					0	0	0	0	0	0	0

GROSS PROFIT					5,333	3,063	3,989	2,440	43,225	20,267	78,317

OPERATING EXPENSES
Selling and Marketing								0	0	0	0
Executive & Mgmt. Salaries					35,163	33,008	26,552	25,591	28,634	29,451	178,399
Office & Other Salaries					6,869	5,738	2,824	2,966	3,107	3,248	24,753
Rent (B)					14,701	14,701	14,701	14,701	14,701	14,701	88,205
Chargeback Fees and Write-offs - Attachment 2					85,728	49,430	17,433	12,386	5,388	1,939	172,305
Other - Attachment 2					97,208	82,753	65,264	(53,514)	8,489	18,245	218,446

Total Operating Expenses					239,670	185,631	126,774	2,130	60,320	67,584	682,108

OTHER EXPENSES
Quarterly Fees					1,250	1,250	1,250	1,250	1,250	1,250	7,500
Depreciation								0	0	0	0
Loss on Disposition of Assets - Attachment 3					13,782	62,841	838,705	401,106	70,748	246,059	1,633,242
Interest								0	0	0	0
Attorney's Fees					82,423	98,208	110,675	180,561	85,578	183,629	741,073
Other Professional Fees								0	0	0	0

Total Other Expenses					97,455	162,300	950,630	582,917	157,576	430,938	2,381,815

Total Expenses					337,125	347,931	1,077,404	585,047	217,895	498,522	3,063,923

NET INCOME (LOSS)					(331,792)	(344,867)	(1,073,416)	(582,607)	(174,670)	(478,254)	(2,985,606)

(B) The Debtor is currently analyzing its rent obligations and believes that some portion of the rent listed herein is not owing or entitled to administrative priority. The Debtor is reporting rent herein on a worst-case basis, and nothing herein shall be deemed an admission with respect to rent owing by the Debtor. The Debtor reserves the right to object to claims for rent and reserves all arguments including , but not limited to, any argument that the rent listed herein is not owing or is not entitled to administrative priority.

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	6 MONTH
	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	TOTAL
					12/31/02	01/31/03	02/28/03	03/31/03	04/30/03	05/31/03	05/31/03
CASH DIFFERENCE
Current Ending Cash Balance					2,372,842	2,261,716	2,123,627	2,200,610	2,392,812	3,630,524	3,630,524
Less Ending Prior Month Balance					2,535,678	2,372,842	2,261,716	2,123,627	2,200,610	2,392,812	2,535,678

NET CASH INCREASE(DECREASE)					(162,836)	(111,126)	(138,089)	76,983	192,202	1,237,712	1,094,846

SOURCES OF CASH
Income (Loss) From Operations					(331,792)	(344,867)	(1,073,416)	(582,607)	(174,670)	(478,254)	(2,985,606)
Add: Non-cash items (Depr. & Amort.)					0	0	0	0	0	0	0

Cash Generated From Operations					(331,792)	(344,867)	(1,073,416)	(582,607)	(174,670)	(478,254)	(2,985,606)

Add: Decrease in Assets
Accounts Receivable					0	0	0	0	42,577	751,198	793,775
Inventory					0	3,660	8,508	55,426	22,340	19,229	109,163
Prepaid Expenses					50,252	54,884	39,459	601	45,686	653,394	844,276
Property, Plant & Equipment					24,448	89,576	895,647	651,725	94,675	257,644	2,013,715
Other Current Assets					0	160,270	84,895	5,082	22,525	0	272,772
Other Assets					13,292	0	495,620	0	0	0	508,912

Increase in Liabilities:
Post Petition Liabilities					0	19,976	19,033	55,682	82,184	0	176,875
Pre Petition Liabilities					571,772	5,028	0	0	56,885	182,525	816,210

TOTAL SOURCES OF CASH					327,972	(11,473)	469,746	185,909	192,202	1,385,736	2,550,092

USE OF CASH
Subtract: Increase in Assets
Accounts Receivable					66,861	99,653	60,719	8,463	0	0	235,696
Inventory					0	0	0	0	0	0	0
Prepaid Expenses					0	0	0	0	0	0	0
Property, Plant & Equipment					0	0	0	0	0	0	0
Other Current Assets					316,399	0	0	0	0	20,564	336,963
Other Assets					0	0	0	0	0	0	0

Decrease in Liabilities:
Post Petition Liabilities					107,548	0	0	0	0	127,460	235,008
Pre Petition Liabilities					0	0	547,116	100,463	0	0	647,579

TOTAL USE OF CASH					490,808	99,653	607,835	108,926	0	148,024	1,455,246

NET CASH INCREASE (DECREASE)					(162,836)	(111,126)	(138,089)	76,983	192,202	1,237,712	1,094,846

SCHEDULE OF ACCOUNTS RECEIVABLE AGING				SCHEDULE A

	TOTAL
	ACCOUNTS	0-30	31-60	61-90	91-120	OVER 120
	RECEIVABLE	DAYS	DAYS	DAYS	DAYS	DAYS

Date of Filing:_7/29/02________	7,280,871	3,446,898	58,320	335,262	35,345	3,405,046
% of Total	100%	47.34%	0.80%	4.60%	0.49%	46.77%
		.
Month:__9/30/02_______________	5,506,873	$ 363,716	$ 88,531	$ 1,309,041	$ 45,466	$ 3,700,119
% of Total	100%	6.60%	1.61%	23.77%	0.83%	67.19%

Month:__10/31/02_______________	5,838,286	358,271	363,716	88,531	1,291,589	3,736,179
% of Total	100%	6.14%	6.23%	1.52%	22.12%	63.99%

Month:_11/30/02________________	6,010,216	183,078	358,271	363,716	88,531	5,016,620
% of Total	100%	3.05%	5.96%	6.05%	1.47%	83.47%

Month:__12/31/02_______________	6,078,022	80,347	183,078	358,271	363,716	5,092,610
% of Total	100%	1.32%	3.01%	5.89%	5.98%	83.79%

Month:___01/31/03______________	6,177,675	130,610	80,347	181,278	341,732	5,443,708
% of Total	100%	2.11%	1.30%	2.93%	5.53%	88.12%

Month:___02/28/03______________	6,238,394	134,197	118,043	45,622	174,239	5,766,293
% of Total	100%	2.15%	1.89%	0.73%	2.79%	92.43%

Month:___03/31/03_____________	6,246,857	52,257	104,500	114,350	41,686	5,934,064
% of Total	100%	0.84%	1.67%	1.83%	0.67%	94.99%

Month:___04/30/03_____________	6,204,280	72,302	1,982	74,990	112,154	5,942,851
% of Total	100%	1.17%	0.03%	1.21%	1.81%	95.79%

Month:___05/31/03_____________	5,453,082	43,724	17,238	1,777	71,416	5,318,927
% of Total	100%	0.80%	0.32%	0.03%	1.31%	97.54%

SCHEDULE OF FIXED ASSETS								SCHEDULE B
	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
					12/31/02	01/31/03	02/28/03	03/31/03	04/30/03	05/31/03

FIXED ASSETS - Net Book Values:
Rotables					2,883,140	2,881,358	2,770,480	2,622,441	2,594,355	2,568,154
Office Equipment					2,126,639	2,113,767	1,402,327	1,338,760	1,300,596	1,071,757
Aircraft Improvements					-	-	-	-	-	-
Ground Equipment					806,159	805,117	805,117	517,995	502,529	502,529
Tools and Caliberated Tools					344,806	271,127	271,127	268,984	258,155	257,497
Leasehold Improvments					43,098	43,098	-	-	-	-
Vehicles					179,457	179,457	179,457	30,486	30,486	30,486
Furniture and Fixtures					160,344	160,141	129,910	128,028	125,897	123,952
Other_________________

TOTAL FIXED ASSETS - Net Book Value					6,543,642	6,454,066	5,558,419	4,906,694	4,812,019	4,554,375

SCHEDULE OF POST PETITION DEBT								SCHEDULE C

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
					12/31/02	01/31/03	02/28/03	03/31/03	04/30/03	05/31/03

TRADE ACCOUNTS PAYABLE					354,317	356,593	341,830	299,521	302,196	300,386

TAXES PAYABLE:
Federal Payroll Taxes
State Payroll Taxes
State Sales Taxes
Local Payroll Taxes
Real Estate & Pers. Prop. Taxes
Franchise Taxes					25,000	25,000	25,000	25,000	25,000	25,000

TOTAL TAXES PAYABLE					25,000	25,000	25,000	25,000	25,000	25,000

OTHER LIABILITIES:
Post Petition Secured Debt
Accrued Interest Payable
Other Accrued Liabilities					198,934	198,900	208,727	204,412	205,119	209,096
Payroll					14,148	16,664	14,542	13,490	7,214	2,416
Accrued Attorney's Fees					208,718	240,036	272,603	378,960	464,538	339,709
Accrued Chargeback Processing Fees					26,575	10,475	4,000	1,000	500	500

TOTAL OTHER LIABILITIES					448,375	466,076	499,872	597,862	677,371	551,721

TOTAL POST PETITION DEBT					827,692	847,668	866,701	922,383	1,004,567	877,107

Other Assets - Attachment 1
		7/31/2002					12/31/02	1/31/03	2/28/03	3/31/03	4/30/03	5/31/03
		Amount	Amount	Amount	Amount	Amount	Amount	Amount	Amount	Amount	Amount	Amount
	Deferred Debt Costs
	1420-0-04-000
IAC		66,934.65					66,934.65	66,934.65	66,934.65	66,934.65	66,934.65	66,934.65

	Other Assets - LOC
	1890-0-01-000
Denver	PaineWebber Inc.	495,620.00					495,620.00	495,620.00	0.00	0.00	0.00	0.00
Pittsburgh	PaineWebber Inc.	69,904.00					0.00	0.00	0.00	0.00	0.00	0.00
Delta	PaineWebber Inc.	70,000.00					0.00	0.00	0.00	0.00	0.00	0.00

	New Aircraft Finders Fee
	1890-0-02-000
Seabury	MD-80s	645,909.68					0.00	0.00	0.00	0.00	0.00	0.00
Seabury	737s	94,987.48					0.00	0.00	0.00	0.00	0.00	0.00
				(1)	(1)

	Totals:	1,443,355.81					562,554.65	562,554.65	66,934.65	66,934.65	66,934.65	66,934.65

							Attachment 2

			Dec 02	Jan 03	Feb 03	Mar 03	Apr 03	May 03
Chargeback Fees and Write-offs
	Processing fees for credit card chargebacks	(2)	$ 50,930	$ 15,475	$ 4,000	$ (925)	$ 175	$ -
	Chargeback write-offs	(1)	34,798	33,955	13,433	13,311	5,213	1,939
			$ 85,728	$ 49,430	$ 17,433	$ 12,386	$ 5,388	$ 1,939

Other operating expenses
	Creditor legal fees paid from deposits		$ 10,525	$ -	$ -	$ -	$ 3,053	$ 4,962
	Ad-hoc labor		5,063	4,573	2,505	1,713	2,200	2,969
	Insurance/General	(3)	35,474	33,881	35,762	4,714	4,714	2,719
	Payroll taxes		2,423	4,131	2,434	2,174	2,410	2,629
	Phone/data lines	(4)	6,256	5,255	5,167	(58,928)	2,967	2,401
	Employee T&E		571	-	927	-	-	817
	Other		2,712	279	1,164	2,056	(162)	797
	ADP (payroll processing fees)		1,037	801	6,062	523	565	617
	Office supplies		-	-	-	43	-	134
	Copier/fax rentals		104	104	104	104	104	131
	Freight		1,422	1,088	809	183	76	42
	Prepetition adjustments		-	6,808	(505)	(6,096)	(7,438)	27
	Revenue acctg fees		25,000	25,000	10,000	-	-	-

	Property/Franchise taxes		5,000	-	-	-	-	-
	Board of Director fees		1,389	833	833	-	-	-
	Email service provider		232	-	-	-	-	-
	Newspaper notices to creditors		-	-	-	-	-	-
	Utilities		-	-	-	-	-	-

			$ 97,208	$ 82,753	$ 65,264	$ (53,514)	$ 8,489	$ 18,245

(1)	Chargebacks arising from reasons other than cessation of operations where passenger already flew and Vanguard does not have a valid defense per credit card processors' rules.
(2)	Credit card chargeback processing fees were over accrued in February, resulting in a credit for March.
(3)	Insurance expense from February 2003 to March 2003 is lower due to the expiration and non-renewal of the D&O policy.
(4)	Phone/data lines expense adjusted in March 2003 for credits from Sprint for previous months.

								Attachment 3

			Dec 02	Jan 03	Feb 03	Mar 03		Apr 03		May 03

Loss on disposition of assets
	Sales of assets
	Net cash proceeds		$ 10,666	$ 30,395	$ 65,447	$ 135,150		$ 57,766		$ 30,815
	Debt forgiveness		-	-	-	62,100	(2)	-		-
	Payment to secured creditor		-	-	-	-		(11,500)	(4)	-
	Net proceeds		10,666	30,395	65,447	197,250		46,266		30,815
	Net book value		34,651	19,558	155,718	260,052		117,014		59,444
	(Gain)/Loss on sale		23,985	(10,837)	90,271	62,802		70,748		28,630

	Assets returned to secured creditors
	Debt amount per Vanguard's records		-	-	-	108,797	(3)	-		-
	Net book value		-	-	-	124,103		-		-
	(Gain)/Loss on return		-	-	-	15,306		-		-

	Adjust perpetual inventory to reflect actual quantities on hand		-	73,678	-	175,423		-		-

	Write-off of BER parts	(1)	-	-	-	147,575		-		-

	Write-off unmarketable intangible assets		-	-	705,336	-		-		217,430

	Write-off aircraft improvements on rejected leased aircraft		-	-	-	-		-		-

	Write-off aircraft finders fees on rejected leased aircraft		-	-	-	-		-		-

	Write-off leasehold improvements related to rejected leased facilities		-	-	43,098	-		-		-

			$ 23,985	$ 62,841	$ 838,705	$ 401,106		$ 70,748		$ 246,059

(1)	As approved in Order Granting Motion For An Order Authorizing The Debtor To Abandon Property Of The Estate That Is Beyond Economic Repair dated March 26, 2003.
(2)	As approved in Order Granting Authority To Sell A Certain Ace Model 600180DDP Air Start Unit Pursuant to 11 U.S.C. 363 (b) dated March 7, 2003.
(3)	As approved in Order to allow Ford Motor Credit Company to foreclose on its collateral without further notice to Debtor dated March 7, 2003.
(4)

As approved in Order Granting Motion For Approval of Settlement With Bank Of Blue Valley dated April 11, 2003. Asset sales were booked in March, but payment to Bank of Blue Valley not made until April.